Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with Amendment No. 1 to the Fiscal Year End Report of Authentidate Holding Corp. (the “Company”) on Form 10-K/A for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, being, Surendra Pai, Chief Executive Officer of the Company, and Dennis H. Bunt, Chief Financial Officer of the Company, respectively, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: September 6, 2005

/s/ Surendra Pai	/s/ Dennis H. Bunt
Chief Executive Officer	Chief Financial Officer